UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2025

QXO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38063	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five American Lane Greenwich, Connecticut (Address of principal executive offices)	06831 (Zip Code)

Registrant’s telephone number, including area code: 888-998-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	QXO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) 2025 Annual Meeting of Stockholders

On May 12, 2025, the Company held its Annual Meeting of Stockholders, at which the Company’s stockholders considered three (3) proposals, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 2, 2025 (the “2025 Proxy Statement”).

(b) Voting Results

Proposal No. 1 – Stockholders elected seven directors to hold office until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The final votes with respect to each director nominee were:

	For	Against	Abstentions	Broker Non-Votes
Brad Jacobs	480,273,045	2,299,606	26,826	23,927,099
Jason Aiken	481,172,917	1,390,555	36,005	23,927,099
Marlene Colucci	481,619,619	943,609	36,249	23,927,099
Mario Harik	482,434,973	114,724	49,780	23,927,099
Mary Kissel	482,354,428	208,549	36,500	23,927,099
Jared Kushner	479,386,394	3,055,404	157,679	23,927,099
Allison Landry	481,116,118	1,447,260	36,099	23,927,099

Proposal No. 2 – Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The final votes were:

For	506,361,001
Against	122,300
Abstain	43,275
Broker Non-Votes	0

Proposal No. 3 – Stockholders approved the executive compensation for the Company’s named executive officers as presented in the 2025 Proxy Statement on a non-binding, advisory basis. The final votes were:

For	413,186,532
Against	68,376,357
Abstain	1,036,588
Broker Non-Votes	23,927,099

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QXO, INC.

Date: May 14, 2025	By:	/s/ Christopher Signorello
		Name:	Christopher Signorello
		Title:	Chief Legal Officer